EXHIBIT 99.1

Contact:

Frank Khulusi, Chairman, President and CEO

Ted Sanders, CFO

PC Mall, Inc.

(310) 354-5600

or

Budd Zuckerman, (303) 415-0200

Genesis Select

PC MALL REPORTS FOURTH QUARTER RESULTS

Highlights:

•	Diluted earnings per share from continuing operations for Q4 2005 of $0.11 compared to $0.00 in Q4 2004.

•	Core business reports an adjusted non-GAAP operating profit margin in Q4 2005 of 1.8 percent, a 44 percent improvement over Q4 2004.

•	Consolidated fourth quarter net sales were $261.6 million, a decrease of two percent from Q4 2004.

•	Commercial net sales for the quarter increased four percent from Q4 2004.

Torrance, California – March 2, 2006 — PC Mall, Inc. (NASDAQ:MALL - news) today reported Q4 2005 diluted earnings per share from continuing operations of $0.11 on net sales of $261.6 million. This compares with Q4 2004 diluted earnings per share from continuing operations of $0.00 on net sales of $267.1 million. The improvement in earnings in Q4 2005 compared with Q4 2004 resulted from the benefits of cost reduction and account manager productivity initiatives implemented throughout 2005.

Frank Khulusi, Chairman, President and CEO of PC Mall, Inc. said, “In Q4 2005, we exceeded our goal of achieving 1.5 percent adjusted non-GAAP Core business quarterly operating profit margin despite weak public sector and consumer sales. Our Q4 2005 adjusted non-GAAP Core business operating profit margin increased to 178 basis points from 84 basis points in Q3 2005 and 11 basis points in Q2 2005. We reduced our Q4 2005 back office labor by 19 percent from Q4 2004. We also improved the productivity of our commercial account managers in Q4 2005 by seven percent over Q4 2004 and six percent over Q3 2005.”

Consolidated Q4 2005 net sales decreased two percent to $261.6 million from $267.1 million in Q4 2004. Core business net sales (excluding net sales of Onsale.com and sales to eCOST.com) for Q4 2005 were $253.6 million, down five percent from Q4 2004. Commercial net sales grew four percent, but were offset by an 18 percent decline in public sector net sales and an 18 percent decline in consumer net sales. The decline in consumer net sales was due in part to a 30 percent reduction in consumer advertising spending and reduced demand for Apple CPUs due to Apple’s announced transition to use Intel processors.

Consolidated gross profit for Q4 2005 declined two percent, or $0.8 million, from Q4 2004 but increased 14 percent, or $4.2 million, from Q3 2005. Consolidated gross profit margin for Q4 2005 was unchanged at 12.9 percent of net sales. Compared with Q3 2005, consolidated gross profit margin for Q4 2005 increased 80 basis points. Core business gross profit margin, which excludes sales to eCOST.com and net sales of Onsale.com, increased to 13.1 percent of net sales for Q4 2005 from 13.0 percent of net sales in Q4 2004 and 12.6 percent of net sales in Q3 2005. Core business gross profit decreased 4.2 percent from Q4 2004, but increased 13.1 percent from Q3 2005.

Consolidated selling, general and administrative expenses (“SG&A”) as a percentage of net sales for Q4 2005 decreased to 11.7 percent of net sales from 12.6 percent of net sales in Q4 2004, but increased from 11.5 percent of net sales in Q3 2005. The decrease in Q4 2005 SG&A as a percentage of net sales over the prior year was due in part to declines in personnel and advertising expenses of 0.3 and 0.3 percent of net sales, respectively, and a decline in SOX-related expenses of 0.2 percent of net sales. Further, Q4 2004 included an impairment charge for the write-down of certain software costs of 0.2 percent of net sales. These declines in Q4 2005 were partially offset by reductions in costs formerly charged to eCOST.com of 0.4 percent of net sales.

Commercial and public sector account manager headcount included in SG&A at the end of Q4 2005 amounted to 559 employees, down 69 account managers from Q4 2004 and down 6 account managers from Q3 2005. Average tenure for a corporate and public sector account manager at the end of Q4 2005 was 28 months, with 8 percent of the commercial and public sector workforce in training, 39 percent with less than one year experience and 64 percent with less than two years experience. Total account managers, including those focused on commercial, public sector and consumer customers, numbered 687 at the end of Q4 2005, down 64 managers from Q4 2004 but up 17 managers from Q3 2005. The reduction in headcount from Q4 2004 is in line with our previously articulated strategy of focusing on sales rep productivity, and the increase from Q3 2005 is due to seasonal increases in consumer sales representatives for the holidays.

We had cash and cash equivalents of $6.3 million at December 31, 2005 compared to $6.5 million at December 31, 2004. Accounts receivable at December 31, 2005 increased by $10.6 million from December 31, 2004 due primarily to increased commercial sales. Inventories of $64.4 million at December 31, 2005 reflect a decrease of $14.4 million from December 31, 2004 primarily due to a $9.3 million reduction of inventory formerly used to support the business of eCOST.com. Accounts payable declined $4.4 million from December 31, 2004 and borrowings under PC Mall’s line of credit increased by $4.5 million at December 31, 2005 from December 31, 2004 in order to finance the increase in accounts receivable.

Outlook

Khulusi stated, “In Q4 2005, we exceeded our goal of achieving a 1.5 percent adjusted non-GAAP Core business quarterly operating profit margin by delivering 1.8 percent. We are entering 2006 with an even leaner, more efficient business. We will continue to focus our efforts on increasing the productivity of the sales force and reducing our infrastructure costs. We will also continue to ramp-up our offshore operations and we expect to reap additional cost-saving benefits from these initiatives in 2006. Our goal remains to reach a two percent adjusted non-GAAP Core business operating profit margin on a quarterly basis, ideally as soon as possible in the second half of 2006. In the near-term, we expect that our results will be impacted by

Apple’s surprise announcement of an accelerated time-line for the transition to use Intel processors. However, after this transition is substantially completed, we will drive to leverage our position as the number one direct marketer of Apple computers in the U.S.”

Non-GAAP Measures

As described below, the adjusted non-GAAP Core business operating profit and related operating profit margin contained herein, which are supplemental to the financial results based on generally accepted accounting principles, exclude the results of Onsale.com, net sales to eCOST.com, special charges, non-cash stock-based compensation expenses and SOX-related expenses. Additional items that would be excluded from non-GAAP Core business operating profit and related operating profit margin include restructuring costs and other special items, if any. We believe that the presentation of results excluding these items provides meaningful supplemental information to both management and investors that is indicative of our Core business operating results across reporting periods. We include an income statement reconciliation of these non-GAAP measures to provide a more complete view of their effect on results. We are unable to reconcile our expectations and goals with respect to adjusted non-GAAP quarterly operating profits and margin for the Core business in future periods, because the GAAP financial measures are not accessible on a forward-looking basis. For example, we are unable to estimate special charges, including but not limited to, potential non-cash compensation charges, the impact of contemplated accounting changes for stock-based compensation and SOX-related costs which are expected to materially affect the relevant GAAP measures.

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Conference Call

Management will hold a conference call on Thursday, March 2, 2006 at 5:00 p.m. Eastern time (2:00 p.m. PST) to discuss fourth quarter results. To listen to PC Mall management’s discussion of the fourth quarter results live, access the PC Mall website, www.pcmall.com, and click on the Investor Relations section.

A conference call replay will be available immediately following the call until March 23, 2006 and can be accessed by calling: (888) 286-8010 and inputting pass code 64033612.

About PC Mall

PC Mall, Inc., together with its subsidiaries, (the “Company”) is a rapid response supplier of technology solutions for business, government and educational institutions as well as consumers. More than 100,000 different products from companies such as, but not limited to, Apple, HP, IBM, Lenovo and Microsoft are marketed to customers using relationship-based selling, direct marketing, catalogs and the Internet (http://www.pcmall.com, http://www.macmall.com, http://www.pcmallgov.com, http://www.clubmac.com and http://www.onsale.com). Customer orders are rapidly filled by the Company’s distribution center strategically located near FedEx’s main hub or by PC Mall’s extensive network of distributors, which is one of the largest networks in the industry.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include the statements regarding the Company’s expectations, hopes or intentions regarding the future, including, but not limited to, the potential of our existing sales force to provide growth and improve productivity, expectations regarding reduced cost structure, including but not limited to expected cost savings in connection with our initiatives in the Philippines, and expectations relating to Core business adjusted non-GAAP operating profit and operating profit margin. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. The factors that could cause our actual results to differ materially include without limitation the following: uncertainties relating to the relationship of the number of account managers and productivity; investments in tools and infrastructure that may not improve our account managers’ productivity and our profitability; decreases in revenue related to consumer, commercial and public sector sales including but not limited to potential decreases in sales related to changes in our vendors products; increased competition and pricing pressures, including but not limited to increased competition from direct sales by some of our largest vendors; the impact of seasonality on our sales; availability of products from third party suppliers at reasonable prices; political unrest in the Philippines and our limited experience operating in the Philippines, which could prevent us from realizing expected benefits from our Philippines operations; increased expenses; our advertising, marketing and promotional efforts may be costly and may not achieve desired results; risks due to shifts in market demand or price erosion of owned inventory; and inability to convert back orders to completed sales. Additional factors that could cause our actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company’s Form 10-K for the 2004 fiscal year, on file with the Securities and Exchange Commission, and in our other periodic reports filed from time to time with the SEC. All forward-looking statements in this document are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statements.

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-Financial Tables Follow-

PC MALL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Net sales	$261,649	$267,084	$997,232	$978,320
Cost of goods sold	227,926	232,551	878,665	852,073

Gross profit	33,723	34,533	118,567	126,247
Selling, general and administrative expenses	30,658	33,713	118,555	121,706

Operating profit	3,065	820	12	4,541
Interest expense, net	991	686	3,058	2,044

Income (loss) from continuing operations before income taxes	2,074	134	(3,046)	2,497
Income tax expense (benefit)	697	104	(1,114)	1,019

Income (loss) from continuing operations	1,377	30	(1,932)	1,478
Loss from discontinued operation, net of taxes	—	(70)	(1,781)	(465)

Net income (loss)	$1,377	$(40)	$(3,713)	$1,013

Basic and Diluted Earnings (Loss) Per Common Share
Basic earnings (loss) per share:
Income (loss) from continuing operations	$0.12	$—	$(0.17)	$0.13
Loss from discontinued operation, net of taxes	—	—	(0.15)	(0.04)

Net income (loss)	$0.12	$—	$(0.32)	$0.09

Diluted earnings (loss) per share:
Income (loss) from continuing operations	$0.11	$—	$(0.17)	$0.12
Loss from discontinued operation, net of taxes	—	—	(0.15)	(0.04)

Net income (loss)	$0.11	$—	$(0.32)	$0.08

Weighted average number of common shares outstanding:
Basic	11,718	11,375	11,652	11,119
Diluted	12,464	11,375	11,652	12,145

PC MALL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO

CORE BUSINESS OPERATING PROFIT AND OPERATING PROFIT MARGIN

(unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2005	2004	2005	2004
Total net sales	$261,649	$267,084	$997,232	$978,320
Adjustments to reported net sales:
Net sales of OnSale.com	(6,607)	(675)	(9,908)	(694)
Sales to eCOST.com	(1,430)	—	(31,595)	—

Adjusted non-GAAP Core business net sales	$253,612	$266,409	$955,729	$977,626

Total operating profit	$3,065	$820	$12	$4,541
Adjustments to reported operating profit:
Operating loss of OnSale.com	846	466	2,509	1,408
Operating profit on sales to eCOST.com	(1)	—	(94)	—
SOX-related expenses (a)	574	1,201	1,274	1,678
Software write-off (b)	—	491	—	491
Non-cash stock-based compensation expenses (c)	20	325	105	415

Adjusted non-GAAP Core business operating profit	$4,504	$3,303	$3,806	$8,533

Adjusted non-GAAP Core business operating profit margin	1.78%	1.24%	0.40%	0.87%

	Three Months Ended September 30, 2005	Three Months Ended June 30, 2005
Total net sales	$244,039	$253,170
Adjustments to reported net sales:
Net sales of OnSale.com	(1,111)	(747)
Sales to eCOST.com	(10,577)	(19,588)

Adjusted non-GAAP Core business net sales	$232,351	$232,835

Total operating profit (loss)	$1,324	$(218)
Adjustments to reported operating profit (loss):
Operating loss of OnSale.com	545	481
Operating profit on sales to eCOST.com	(59)	(34)
SOX-related expenses (a)	119	15
Non-cash stock-based compensation expenses (c)	19	22

Adjusted non-GAAP Core business operating profit	$1,948	$266

Adjusted non-GAAP Core business operating profit margin	0.84%	0.11%

(a)	Charges related to implementation and compliance with Rule 404 of the Sarbanes-Oxley Act of 2002.

(b)	Write-off of capitalized CRM application software due to replacement software.

(c)	Non-cash stock-based compensation related to the issuance of a warrant (in 2003) and an option (in 2004) to a public relations firm.

PC MALL, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands, except per share amounts and share data)

	December 31, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$6,289	$6,473
Accounts receivable, net of allowance for doubtful accounts	102,981	92,393
Inventories, net	64,448	78,857
Prepaid expenses and other current assets	8,330	6,226
Deferred income taxes	3,374	3,204
Current assets of discontinued operation	—	20,596

Total current assets	185,422	207,749
Property and equipment, net	8,416	9,051
Deferred income taxes	8,920	7,695
Goodwill	1,405	1,405
Other assets	955	1,087
Non-current assets of discontinued operation	—	4,932

Total assets	$205,118	$231,919

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$64,728	$69,114
Accrued expenses and other current liabilities	20,836	20,810
Deferred revenue	10,440	10,262
Line of credit	53,517	49,027
Note payable – current	500	500
Current liabilities of discontinued operation	—	4,248

Total current liabilities	150,021	153,961
Note payable	2,250	2,750

Total liabilities	152,271	156,711

Commitments and contingencies
Minority interest in discontinued operation	—	4,297
Stockholders’ equity
Preferred stock, $0.001 par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.001 par value; 30,000,000 shares authorized; 12,015,641 and 11,851,115 shares issued; and 11,721,441 and 11,556,915 shares outstanding, respectively	12	12
Additional paid-in capital	83,412	99,172
Deferred stock-based compensation	—	(1,333)
Treasury stock, at cost: 294,200 shares	(1,015)	(1,015)
Accumulated other comprehensive income	274	198
Accumulated deficit	(29,836)	(26,123)

Total stockholders’ equity	52,847	70,911

Total liabilities and stockholders’ equity	$205,118	$231,919